SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
(this "Amendment") is entered into as of March 23, 1998 by and among KOMAG, INCORPORATED, a Delaware corporation ("Borrower"), the banks from time to time party to the Credit Agreement described below, together with their respective successors and assigns (each a "Bank" and collectively the "Banks"), and BANKBOSTON, N.A., a national banking association ("BankBoston"), as agent for the Banks (in such capacity, the "Agent"), with reference to the following facts:

A. The Borrower, the Banks, and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 20, 1997, by and among the Borrower, the Banks, and the Agent, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 9, 1997, by and among the Borrower, the Banks, and the Agent (as amended, the "Credit Agreement"). The Credit Agreement and all related and supporting documents collectively are referred to in this Amendment as the "Loan Documents."

B. The parties desire to amend certain provisions contained in the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit
Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a) The following defined terms are added to Section 1.1 in their proper alphabetical order:
"'Consolidated Current Liabilities': At any date of determination, the Consolidated Liabilities which may properly be classified as current liabilities in accordance with GAAP."
"'Consolidated Liabilities': At any date of determination, the total liabilities of the Borrower and its Consolidated Subsidiaries on a consolidated basis determined in accordance with GAAP (including (i) any balance sheet liability with respect to a Pension Plan recognized pursuant to Financial Accounting Standards Board Statements 87 or 88 and (ii) any withdrawal liability under Section 4201 of ERISA with respect to a withdrawal from a Multiemployer Plan, as such liability may be set forth in a notice of withdrawal liability under Section 4219 (and as adjusted from time to time subsequent to the date of such notice))." "'Consolidated Quick Assets': At any date of determination, the total cash, marketable securities and accounts receivable of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP."
"'Minimum Quick Ratio':  At any date of
determination during a Quick Ratio Measurement Period, a Quick Ratio equal to or greater than the correlative amount indicated below:
Period
Quick Ratio
March 23, 1998 through March 29, 1998
0.70  : 1.00
March 30, 1998 through June 28, 1998
0.65  : 1.00
June 29, 1998 through September 27, 1998
0.675 : 1.00
September 28, 1998 through January 3, 1999
0.80  : 1.00
January 4, 1999 through April 4, 1999
0.90  : 1.00
April 5, 1999 and thereafter
1.00  : 1.00

Notwithstanding the foregoing, if the Quick
Ratio measurement requirement is eliminated by virtue of
Borrower's achievement of a Quick Ratio of 1.00 to 1.00 as
provided in Section 3.13, but subsequently reinstated by
virtue of Borrower's generating a fiscal quarter net loss as provided in Section 3.13, the Minimum Quick Ratio shall
thereafter be 1.00 to 1.00."
"'New Senior Debt':  At any date of
determination, the aggregate principal amount of any Debt
(excluding Revolver Balances) that is not by its terms
subordinated to other Debt of the Borrower or its
Subsidiaries, which (i) constitutes Debt acquired or assumed on or after March 23, 1998 or (ii) constitutes replacement
or refinancing of previously existing Debt."
"'Quick Ratio': At any date of determination,
the ratio of (a) Consolidated Quick Assets to (b) the sum of
(i) Consolidated Current Liabilities plus (ii) Revolver
Balances plus (iii) New Senior Debt."
"'Quick Ratio Measurement Period': As
defined in Section 3.13."
"'Revolver Balances': At any date of
determination, the aggregate principal amount of outstanding
Revolving Loans, plus the aggregate principal amount of all
outstanding loans of Borrower or its Consolidated
Subsidiaries drawn under any other revolving line of
credit."
(b) Section 2.1(a) is amended to read as follows from and
after the effective date of this Amendment:
"(a)    The Aggregate Commitment.  Each of the
Banks severally agrees, on the terms and conditions
hereinafter set forth, to make loans ("Revolving Loans") to
Borrower from time to time during the period from the date
hereof to and including the Maturity Date, pro rata in
accordance with its Commitment Percentage, in the aggregate
principal amount not to exceed at any one time outstanding
its Commitment, as such amount may be reduced pursuant to
Section 2.1(d), provided, however, that the Banks shall not
be obligated on any date during a Quick Ratio Measurement
Period to make a Revolving Loan if Borrower's Quick Ratio at the time of the requested borrowing is less than the
applicable Minimum Quick Ratio, and provided, further, that
the Banks shall not be obligated on any date during a Quick
Ratio Measurement Period to make a Revolving Loan which,
after giving effect to the requested borrowing, would cause
Borrower to have a Quick Ratio which is less than the
applicable Minimum Quick Ratio.  Each borrowing under this
Section (a "Borrowing") shall be in a minimum amount of
$1,000,000 and in an integral multiple of $100,000 above
such amount for a Base Rate Loan and in a minimum amount of
$1,000,000 and in an integral multiple of $500,000 above
such amount for a LIBOR Rate Loan.  Subject to the foregoing and within the limits of each Commitment, Borrower may
borrow, repay pursuant to Section 2.2(b) and reborrow under
this Section, provided that at no time shall the aggregate
principal amount of outstanding Revolving Loans exceed the
Aggregate Commitment then in effect.  Failure to satisfy the
Minimum Quick Ratio shall not be an Event of Default."
(c) Section 2.3(c) is amended to read as follows from and
after the effective date of this Amendment:
"(c)    LIBOR Rate Loans.  Revolving Loans which
are LIBOR Rate Loans shall bear interest for each Interest
Period with respect thereto on the unpaid principal amount
thereof at a rate per annum equal to the LIBOR Rate
determined for such Interest Period plus an amount (the
"Applicable Margin") determined in accordance with following schedule:
**              If Borrower's Consolidated Funded Debt to Consolidated
Capital is less than .15 to 1.0:  the Applicable Margin
shall be 162.5 basis points;
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .15 to 1.0 but less than
 .25 to 1.0:  the Applicable Margin shall be 175 basis
points; and
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .25 to 1.0:  the
Applicable Margin shall be 187.5 basis points.
Said rates shall be calculated quarterly based on
Borrower's performance for the immediately preceding fiscal
quarter for which Borrower has provided information to the
Agent regarding the calculation of the rate and shall be
effective five (5) Business Days following the Agent's
receipt of such financial statements and the officer's
certificate required to be delivered in connection therewith pursuant to Section 6.1(a); provided that if Borrower shall
not have timely delivered its financial statements in
accordance with Section 6.1(a) (after giving effect to any
grace period set forth in Section 7.1(c)), then commencing
on the date upon which such financial statements should have been delivered and continuing until such financial
statements are actually delivered, it shall be assumed for
purposes of determining said rates that Borrower's
Consolidated Funded Debt to Consolidated Capital is equal to or greater than .25 to 1.0 (said calculations shall apply to existing as well as new LIBOR Rate Loans).
Notwithstanding the foregoing, at Borrower's option
upon achievement of any of the following, in each case as
demonstrated by Borrower's consolidated balance sheet for
itself and its Consolidated Subsidiaries as at the end of
the applicable period, and the related consolidated
statements of income, stockholders' equity and statement of
cash flows for such period, which statements are certified
by a duly authorized officer of Borrower as being fairly
stated in all material respects subject to year end
adjustments, the Applicable Margin shall be adjusted as
follows:
(i)     Upon Borrower's achievement of a
cumulative average Net Profit Margin for any fiscal three
(3) month period from and after March 1, 1998 of at least
five percent (5%) but less than ten percent (10%), the
Applicable Margin shall be as follows:
If Borrower's Consolidated Funded Debt to Consolidated
Capital is less than .15 to 1.0:  the Applicable Margin
shall be 112.5 basis points;
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .15 to 1.0 but less than
 .25 to 1.0:  the Applicable Margin shall be 125 basis
points; and
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .25 to 1.0:  the
Applicable Margin shall be 137.5 basis points.
(ii)    Upon Borrower's achievement of the
cumulative average Net Profit Margin test as specified in
clause (i) above, and Borrower's achievement of a cumulative average Net Profit Margin for any subsequent fiscal three
(3) month period of at least five percent (5%) but less than ten percent (10%), the Applicable Margin shall be as
follows:
If Borrower's Consolidated Funded Debt to Consolidated
Capital is less than .15 to 1.0:  the Applicable Margin
shall be 62.5 basis points;
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .15 to 1.0 but less than
 .25 to 1.0:  the Applicable Margin shall be 75 basis points;
and
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .25 to 1.0:  the
Applicable Margin shall be 87.5 basis points.
(iii)   Upon Borrower's achievement of the
cumulative average Net Profit Margin tests as specified in
clauses (i) and (ii) above, and Borrower's achievement of a
cumulative average Net Profit Margin for any subsequent
fiscal three (3) month period of at least five percent (5%), the Applicable Margin shall be as follows:
If Borrower's Consolidated Funded Debt to Consolidated
Capital is less than .15 to 1.0:  the Applicable Margin
shall be 35 basis points;
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .15 to 1.0 but less than
 .25 to 1.0:  the Applicable Margin shall be 42.5 basis
points; and
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .25 to 1.0:  the
Applicable Margin shall be 50 basis points.
(iv)    Upon Borrower's achievement of the
cumulative average Net Profit Margin test as specified in
clause (i) above, and Borrower's achievement of a cumulative average Net Profit Margin for any subsequent fiscal three
(3) month period of at least ten percent (10%), the
Applicable Margin shall be as follows:
If Borrower's Consolidated Funded Debt to Consolidated
Capital is less than .15 to 1.0:  the Applicable Margin
shall be 35 basis points;
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .15 to 1.0 but less than
 .25 to 1.0:  the Applicable Margin shall be 42.5 basis
points; and
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .25 to 1.0:  the
Applicable Margin shall be 50 basis points.
(v)     Upon Borrower's achievement of a
cumulative average Net Profit Margin for any fiscal three
(3) month period from and after March 1, 1998 of at least
ten percent (10%), the Applicable Margin shall be as
follows:
If Borrower's Consolidated Funded Debt to Consolidated
Capital is less than .15 to 1.0:  the Applicable Margin
shall be 75 basis points;
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .15 to 1.0 but less than
 .25 to 1.0:  the Applicable Margin shall be 87.5 basis
points; and
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .25 to 1.0:  the
Applicable Margin shall be 100 basis points.
(vi)    Upon Borrower's achievement of the
cumulative average Net Profit Margin test as specified in
clause (v) above, and Borrower's achievement of a cumulative average Net Profit Margin for any subsequent fiscal three
(3) month period of at least five percent (5%), the
Applicable Margin shall be as follows:
If Borrower's Consolidated Funded Debt to Consolidated
Capital is less than .15 to 1.0:  the Applicable Margin
shall be 35 basis points;
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .15 to 1.0 but less than
 .25 to 1.0:  the Applicable Margin shall be 42.5 basis
points; and
If Borrower's Consolidated Funded Debt to Consolidated
Capital is equal to or greater than .25 to 1.0:  the
Applicable Margin shall be 50 basis points.
For purposes of this Section 2.3(c), Borrower shall be
required to furnish its fiscal three (3) month period
financial statements only for those periods as are necessary to demonstrate achievement of the Net Profit Margin tests
specified in this Section."
(d) A new Section 3.13 is added to Article III, at the end
thereof, which shall read as follows:
"SECTION 3.13  QUICK RATIO MEASUREMENT PERIOD.
Any fiscal month in which the Quick Ratio is required to be
measured pursuant to the provisions of this Section 3.13
shall be deemed to be a "Quick Ratio Measurement Period."
The Quick Ratio shall be required to be measured monthly as
of the last day of each fiscal month of Borrower from and
after March 23, 1998, except that (a) the Quick Ratio shall
not be required to be measured from and after the first date after March 23, 1998 on which Borrower demonstrates
achievement of a Quick Ratio equal to or greater than 1.00
to 1.00, provided that if Borrower has a net loss for any
fiscal quarter period after such achievement, the Quick
Ratio shall again be required to be measured monthly as of
the last day of each fiscal month thereafter, and (b)
notwithstanding the foregoing, the Quick Ratio shall not be
required to be measured from and after Borrower's
achievement of a cumulative average Net Profit Margin for
any three (3) fiscal quarter periods from and after the
quarter ended March 31, 1998 of at least five percent (5%).
So long as the Quick Ratio is required to be measured under
this Section 3.13, at the request of the Agent, prior to,
and as a condition of, each borrowing hereunder, and in any
event within twenty-one (21) days after the last day of each fiscal month, Borrower shall deliver to Agent a certificate
signed by the chief executive officer or chief financial
officer of Borrower, setting forth in such detail as Agent
may request the calculation of the Quick Ratio as of the
last day of the preceding fiscal month."
(e) Section 6.2(a) is amended to read as follows:
"(a)    Profitability.  Permit, on a consolidated
after-tax basis, (i) a net loss for the fiscal quarter
ending March 29, 1998 of more than Sixty Million Dollars
($60,000,000); or (ii) a net loss for the fiscal quarter
ending June 28, 1998 of more than Fifty Million Dollars
($50,000,000); or (iii) a net loss for the fiscal quarter
ending September 27, 1998 of more than Ten Million Dollars ($10,000,000); or (iv) commencing with the fiscal quarter ending January 3, 1999, a net loss for any two consecutive
fiscal quarter periods; or (v) commencing with the fiscal
quarter ending January 3, 1999, a net loss for any fiscal
quarter in excess of an amount equal to ten percent (10%) of
Borrower's Consolidated Tangible Net Worth as of the last
day of such fiscal quarter."
(f) Section 6.2(b) is amended to read as follows:
"Leverage Ratio.  Permit Borrower's ratio of
Consolidated Funded Debt to Consolidated Capital, on a
quarterly consolidated basis, to exceed 0.4 to 1.0."
(g) Section 6.2(c) is amended to read as follows:
"Consolidated Tangible Net Worth.  Permit
Borrower's Consolidated Tangible Net Worth, on a quarterly
consolidated basis, to be less than $560,000,000, plus
(i) seventy-five percent (75%) of Borrower's future fiscal
year end consolidated net income (without deduction for any
losses), adjusted on an annual basis beginning after the end of Borrower's 1997 fiscal year and including such fiscal
year plus (ii) one hundred percent (100%) of the net
proceeds of equity investments and issues received by
Borrower or its Consolidated Subsidiaries adjusted on a
consolidated quarterly basis in accordance with GAAP,
without duplication.  For purposes hereof, the minimum
Consolidated Tangible Net Worth requirement shall not be
increased by equity issued through the exercise of employee
stock options and/or employee stock purchase plans."
(h) Section 6.2(i) is amended by adding the following
sentence at the end thereof:
"Notwithstanding the foregoing, Borrower shall have no
obligation to comply with this Section 6.2(i) for the fiscal quarter ending June 28, 1998."
(i) A new subsection (k) is added to Section 6.2, by
inserting the following at the end thereof:
"(k)    Until Borrower's achievement of a
cumulative average Net Profit Margin for any three (3)
fiscal quarters from and after March 1, 1998 of at least
five percent (5%), Borrower shall not make any payment in
respect of any Debt (excluding Debt owing to Standard
Chartered Bank under the $10,000,000 offshore Labuan
revolving facility) other than the Revolving Loans, unless
Borrower on the same day makes a payment on account of the
Revolving Loans, such payment on account of the Revolving
Loans to be at least pro rata in accordance with the
aggregate principal amount of the outstanding Revolving
Loans and the aggregate outstanding amount of such other
Debt to be repaid."
(j) A new subsection (l) is added to Section 6.2, by
inserting the following at the end thereof:
"(l)    Replace or refinance any Debt that is not
by its terms subordinated to other Debt of the Borrower or its Subsidiaries without the prior written consent of the Majority Banks, which consent shall not be unreasonably withheld, provided such replacement financing is to replace
Debt of like-kind, and provided that the material terms
(including maturity, financial covenants, and pricing) of such replacement financing are not more burdensome to Borrower as those under this Agreement."
(k) The second sentence of Section 7.1(c) is amended to read as follows:
"Notwithstanding the foregoing, any failure of Borrower to perform or observe Sections 6.1(c) and (f) and/or 6.2(a), (b), (c), (d), (e), (f), (h), (i), (j), (k)
or (l) shall constitute an Event of Default without regard to any lapse of time or cure period; or"
3. Conditions to Effectiveness.
This Amendment shall become effective as of March 23, 1998
(the "Closing Date"), only upon:
(i) receipt by the Agent from the Borrower of an amendment fee equal to Two Hundred Sixty-Two Thousand Five Hundred Dollars ($262,500), to be distributed to the Banks on a pro rata basis in accordance with the respective Commitment Percentage of each Bank;
(ii)    receipt by the Agent from the Borrower of a one-time
Agent's fee as set forth in a side letter between the Borrower and the Agent dated on or about the Closing Date;
(iii) receipt by the Agent of the following (each of which shall be in form and substance satisfactory to the Agent and its counsel, with sufficient copies for each of the Banks):
(a) counterparts of this Amendment duly executed on behalf of the Borrower, the Agent, and the Majority Banks;
(b) copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, authorizing the execution and delivery of this Amendment; and
(iv) completion of such other matters and delivery of such other agreements, documents and certificates as any Bank through the Agent may reasonably request.
4. Representations and Warranties. In order to induce the Banks to enter into this Amendment, the Borrower represents and warrants to the Agent and each Bank that the following statements are true, correct and complete as of the effective date of this Amendment:
(a) Corporate Power and Authority. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement"). The Certificate of Incorporation and Bylaws of the Borrower have not been amended since the copies previously delivered to the Agent or Banks.
(b) Authorization of Agreements. The execution and delivery of this Amendment and the performance by the Borrower of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.
(c) No Conflict. The execution and delivery by the Borrower of this Amendment do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower, (ii) the Certificate of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (iv) any material agreement or instrument binding on the Borrower.
(d) Governmental Consents. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.
(e) Binding Obligation.  This Amendment and the Amended
Agreement have been duly executed and delivered by the Borrower and are the binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.
(f) Incorporation of Representations and Warranties From
Credit Agreement.  The representations and warranties contained in
Section 5.1 of the Credit Agreement are correct on and as of the effective date of this Amendment as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date).
(g) Absence of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.
5. Miscellaneous.
(a) Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i) On and after the Closing Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.
(ii)    Except as specifically amended by this
Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Bank under the Credit Agreement or any of the other Loan Documents.
(b) Fees and Expenses. All reasonable and documented costs and expenses of the Agent, including, but not limited to, reasonable and documented attorneys' fees, incurred by the Agent in the preparation and implementation of this Amendment constitute costs and expenses in connection with the amendment and restructuring of the Loan Documents, and as such are payable by the Borrower in accordance with
Section 9.5 of the Credit Agreement.
(c) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
(d) Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY,
AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
(e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. [REMAINDER INTENTIONALLY LEFT BLANK]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
KOMAG, INCORPORATED


By:    /s/ William L. Potts, Jr.
Title:  SVP, CFO


BANKBOSTON, N.A.,
as the Agent and as a Bank


By:   /s/ Anthony Kwee
Title:  Vice President


COMERICA BANK - CALIFORNIA,
as a Bank

By:
Title:


STANDARD CHARTERED BANK,
as a Bank

By:    /s/ ???????
Title:  AVP

By:   /s/  ???????
Title:  Vice President


BANQUE NATIONALE DE PARIS,
as a Bank

By:   /s/ Rafael C. Lumanlan
Title:  Vice President

By:    /s/ Jeffrey S. Kajisa
Title:  Assistant Vice President


FLEET NATIONAL BANK,
as a Bank

By:
Title:


BANK OF MONTREAL, as a Bank

By:   /s/ ????????
Title:  Portfolio Manager


THE BANK OF NOVA SCOTIA,
as a Bank


By:    /s/  ??????????
Title:  RM


UNION BANK OF CALIFORNIA, N.A.,
as a Bank

By:   /s/ Patrick Clemens
Title:  Assistant Vice President